EXHIBIT 10(ii)

                                             Amended as of
                                             January 16, 1997


                                            FAMILY DOLLAR STORES, INC.

                  Incentive Profit Sharing Plan


                           ARTICLE I.

                        Purpose of Plan.

     Section 1.1. Family Dollar Stores, Inc. has prepared this Plan in order to compensate and reward executive and supervisory personnel for their share in the growth and success of the Company and in order to retain and attract persons of competence. The Plan provides a means of sharing certain incentive compensation dependent on profits of the Company and its subsidiaries and supersedes the practice of prior years of making bonus payments to executive and supervisory personnel following the Christmas season.


                          ARTICLE II.

            Determination of Incentive Compensation
                       and Participants.

     Section 2.1. In respect of each fiscal year of the Company, the Compensation Committee of the Board of Directors (the "Committee") and the Board of Directors may after the end of each fiscal year appropriate as additional compensation for the preceding fiscal year to be paid to participants under the Plan an amount up to but not in excess of the Incentive Compensation Net Earnings, as hereinafter defined, of the preceding fiscal year as the Committee and the Board of Directors, in their discretion, shall determine.

     Section 2.2. The term "Incentive Compensation Net Earnings" shall consist of an amount equal to five percent (5%) of the net profit of the Company and its subsidiaries computed on a consolidated basis determined in accordance with generally accepted accounting principles, provided that, in any event, such net profit shall be determined before any deduction for federal or state taxes based on income and before any deduction in respect of or provision for appropriations or distributions made or to be made under this Plan or in respect of or provision for payments made to officers or other employees under any agreement or other arrangements based upon or relating to profits of the Company or any subsidiary.
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     Section 2.3.  (A) As soon as feasible after the close of
each fiscal year, the fiscal officers of the Company shall determine the amount of the Incentive Compensation Net Earnings for the preceding fiscal year in accordance with the provisions of Section 2.2 hereof, and shall report such determination to the Committee and to the Board of Directors of the Company and to the independent public accountants of the Company.

     (B) The independent public accountants of the Company shall review such determination and report to the Committee and to the Board of Directors their opinion thereof and any corrections which they deem proper.

     (C) Such reports of the fiscal officers of the Company and of the independent public accountants shall be reviewed by and subject to the approval of the Committee and the Board of Directors, which shall authorize the appropriation to be made for the preceding year as provided in Section 2.1, within the maximum limit therein provided.

     Section 2.4. The Committee and the Board of Directors shall each year, after consultation with the management, determine the executive and supervisory personnel of the Company or any subsidiary of the Company who shall be entitled to participate under the Plan for the preceding year, and the amount to be paid to each such person as incentive compensation for such year. The total compensation to each participant, including salary, incentive compensation payable pursuant to the Plan, retirement, and all other benefits, shall not, in the opinion of the Committee and the Board of Directors, be in excess of the fair and reasonable compensation for the services of such participant. All determination by the Committee and the Board of the Incentive Compensation Net Earnings for any year, the determination of the persons to participate under the Plan, and the amounts to be paid to each participant under the Plan, shall be final and conclusive and binding upon all interested parties. No director shall vote on his own participation in the Plan. If all of the Incentive Compensation Net Earnings for a fiscal year shall not be paid as incentive compensation, the excess shall be credited to the earnings of such fiscal year.

     Section 2.5. There shall be deducted from all payments under the Plan any taxes required to be withheld by the Federal or any State or local government and paid over to such government for the account of such participant.

                          ARTICLE III.

         General Conditions; Miscellaneous Provisions.

     Section 3.1. The Board of Directors may from time to time amend, suspend or terminate in whole or in part or may reinstate any or all of the provisions of the Plan, except that (a) no amendment, suspension or termination may, without the participant's consent, apply to the payment to any participant made to the participant prior to the effective date of such amendment, suspension or termination and (b) no amendment may be made which will increase the maximum amount which may be appropriated annually under the Plan without prior approval of the holders of a majority of the outstanding shares of the common stock of the Company.

     Section 3.2. The selection of any employee for participation in the Plan in any year shall not give such participant any right to participate in the Plan in any future year or to be retained in the employ of the Company or any subsidiary and the right and power of the Company or any subsidiary to dismiss or discharge any participant is specifically reserved.

     Section 3.3. No participant shall have any right with respect to any payment, until such payment or written notice thereof shall have been delivered to him; nor shall any such participant or any person claiming under or through him have any right or interest in this Plan, or in any allotment hereunder, unless and until all the terms, conditions and provisions of the Plan that affect such participant have been complied with as specified herein.

     Section 3.4. Nothing in the Plan shall be construed as preventing the Company or any of its subsidiaries from establishing other or different plans providing for incentive compensation for employees.

     Section 3.5. The Committee and the Board of Directors may rely upon any information supplied to them by any officer of the Company or by the Company's independent public accountants in connection with the administration of the Plan. The determination of the Company's independent public accountants as to the Incentive Compensation Net Earnings of the Company for any year and any other matters arising under the Plan and referred to such independent public accountants by the Committee or the Board for determination shall be final, conclusive and binding on the Company and on all participants and upon all persons claiming through or under any participant.

     No member of the Committee or the Board of Directors shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee; nor, except in circumstances involving the member's bad faith, for anything done or omitted to be done by the member.

     Section 3.6. The Committee shall administer and interpret the Plan.

     Section 3.7. The Committee shall be comprised of two or more members of the Board of Directors meeting the qualifications of an "outside director" under Section 162(m) of the Internal Revenue Code and any regulations thereunder. If any member does not meet these qualifications, then that member shall be replaced by another director meeting such qualifications such that the Committee shall always be comprised of at least two "outside directors".

     Section 3.8. The amount of the payments under the Plan for any fiscal year of the Company to any one individual participant shall not exceed $1 million.


                          ARTICLE IV.

                      General Definitions.

     Section 4.l. For the purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

          (a)  The word "Plan" shall mean the Incentive Profit
        Sharing Plan as set forth in this instrument and as from time to time amended.

          (b) The word "Company" shall mean Family Dollar Stores, Inc., a Delaware Corporation, its successors and assigns.

          (c) The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

          (d) The term "executive and supervisory personnel" shall include executive and supervisory personnel of the Company and of its subsidiaries, and the word "employee" shall mean an employee of the Company or of a subsidiary of the Company.

          (e)  The word "Committee" shall mean the Compensation
        Committee of the Board of Directors.